Exhibit 10.7

infodirections
   833 Phillips Road Victor, NY 14564 * 888.924.4110 * infodirections.com

SOFTWARE
 LICENSE
AGREEMENT

CostGuard(r)
The Software License Agreement ("LICENSE"), made and entered into this 18th day of March, 2002, by and between INFO DIRECTIONS, INC., (INFO DIRECTIONS) a New York Corporation with a principal place of business at 833 Phillips Road, Victor, New York 14564, and Universal Broadband Communications, Inc. (the "CUSTOMER") a corporation with a principal place of business at 18200 Von Karman Ave., 10th Floor, Irvine, CA 92612:






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NOTIFICATION ADDRESS:                 NOTIFICATION ADDRESS:
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UNIVERSAL BROADBAND                   INFO DIRECTIONS, INC.
COMMUNICATIONS, INC.


ATTENTION: MARK ELLIS                 ATTENTION: Derrick Van Grol
                                      Vice President, Marketing and Sales

18200 Von Karman Ave.                 833 Phillips Road
Irvine, CA 92612                      Victor, NY 14564


Phone: (949) 474-1500                 Phone: (716) 924-4110
Fax: (949) 474-1330                   Fax:  (716) 924-1821




CUSTOMER NUMBER: CG-501-0202          LICENSE NUMBER: B1

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ENGAGEMENT SUMMARY
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WHEREAS, INFO DIRECTIONS is the developer and owner of computer programs known as CostGuard(r) (the "Software") and associated billing systems software and modules (the "Software Options") used for telecommunications rating, customer care, billing and database management; and

WHEREAS, CostGuard is a turnkey WINDOWS based billing system designed to be installed on-site at Customer's location; and

WHEREAS, CUSTOMER desires to obtain from INFO DIRECTIONS and INFO DIRECTIONS desires to provide CUSTOMER a software license for use of Software, certain of the Software Options and enhancements to the Software and Software Options, if any, all on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing recitals, of the mutual promises, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, INFO DIRECTIONS and CUSTOMER hereby agree as follows:

                               DEFINITIONS


"Software" shall be defined as the proprietary CostGuard software conforming to the published CostGuard Product Specifications.

"Software Options" shall be defined as the functionality of the Software as described in Exhibit C.

"Hardware" shall be defined as the physical computer components, which includes but is not limited to cables, connectors, power supply units, and peripheral devices such as the keyboard, mouse, audio speakers, and printers.

"INFO DIRECTIONS Support Center" shall be defined as Info Directions Customer Support.

"UDR" shall be defined as a Usage Detail Record and is equal to a Call Detail Record.

"Professional Services" shall be defined as optionally requested services offered by INFO DIRECTIONS for CUSTOMER, which may include but will not be limited to operational and implementation assistance, efficiency audits, enhanced training, and advanced technical work.

"Quarterly Tax Package" shall be defined as the Tax Management module provided with Software

"Adaptive Engineering" shall be defined as developing additional functionality not included in Software requested by CUSTOMER.

"Subscriber" shall be defined as customers contained within the INFO DIRECTIONS system without a current 'disconnect date'.

"CSR" shall be defined as a Customer Service Representative.

"End-User" shall be defined as the trained operators of the Software at the CUSTOMER site.

"NPA/NXX" tables shall be defined as the terminating points master electronic file available through Telecordia Technologies.

"Thick-client" shall be defined as per-seat LAN access to CostGuard server database.

"Upgrade Threshold Fee" shall be defined as the fees due to INFO
DIRECTIONS when moving from volume thresholds detailed section 2.3 and Exhibit B respectively.

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PART 1

SOFTWARE LICENSE
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1.0  SOFTWARE LICENSE AUTHORIZATION

Subject to payment of all consideration and fees due under this License and all other terms and conditions herein, INFO DIRECTIONS hereby grants CUSTOMER a nonexclusive, nontransferable, personal license to use the Software described in Exhibit A, Exhibit B and the Software Options described in Exhibit C attached hereto, each in object code form only.

     The license granted herein shall authorize:

     a) Installation of the Software (and any Software Options) on one server, and computer workstations owned, leased or otherwise controlled by CUSTOMER at a single site location identified in Exhibit A, provided the CUSTOMER's computer system meets the Minimum Approved for Use requirements set forth on Exhibit A. CUSTOMER may not move or install the Software or any Software Options to any location other than specified in Exhibit A without the prior written consent of INFO DIRECTIONS, which consent will not be unreasonably withheld. CUSTOMER may not attach additional "thick-clients" or workstations operating the software without payment of the "Per Thick-Client Fee" detailed in Exhibit B. All software module licensing on these thick-clients must be approved by INFO DIRECTIONS to safeguard data integrity.

     b. A maximum total number of UDRs to be processed through the Software in any one calendar month identified in Exhibit B. Notwithstanding the number of UDRs processed, CUSTOMER may maintain up to the Subscriber threshold identified in Exhibit B in the Software. CUSTOMER is required to upgrade, and pay all required fees to move to the next threshold when, in any one calendar month, either the UDRs processed or Subscriber total numbers meets the threshold amounts described in Exhibit B.

     c) Use of the Software (and any Software Options) solely by CUSTOMER's employees solely in connection with CUSTOMER's business (and not for operation of a competitive service bureau or third party billing system).

     d) Creation of one (1) copy of Software and any Software Options for testing and/or backup purposes, but for no other purposes.

     e) INFO DIRECTIONS to periodically monitor CUSTOMER's Software either remotely or on-site so as to confirm CUSTOMER'S compliance with the Software License Agreement.



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PART 2

TERM
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2.0  COMMENCEMENT OF TERM:

     The term of this License shall commence upon:

     a)   Execution of this License by INFO DIRECTIONS and CUSTOMER; and

     b) Payment by CUSTOMER to INFO DIRECTIONS of all applicable fees set forth in Exhibit B, C and D. This will include any amended exhibits should extended payment plans be arranged.

2.1  EXPIRATION OF TERM:

Unless terminated sooner pursuant to the provisions hereof, the term of this License shall expire one (1) year following the commencement date set forth above.

2.2  RENEWAL OF TERM:

Provided CUSTOMER is not then in default with respect to performance of any of the terms, conditions, covenants or obligations of CUSTOMER hereunder, the term of this License shall automatically be renewed for successive periods of one (1) year each provided CUSTOMER secures and pays the cost of an Ambassador Class Annual Support or Presidential Class Annual Support Agreement covering each further renewal period.

In the event CUSTOMER fails or refuses to secure and pay the cost of an Ambassador Class Annual Support or Presidential Class Annual Support Agreement covering a further renewal period, this License and the rights granted hereunder shall be deemed to expire at the end of the then-current term or renewal term, whereupon CUSTOMER shall remove and return all software and other related information as provided herein, and shall certify to INFO DIRECTIONS in writing that all such materials have been removed and returned.

2.3  THRESHOLD UPGRADE FEES:

To maintain the license entitlements under this agreement, CUSTOMER is required to follow the consumption based model for volume thresholds as described in Exhibit B. The Software will provide CUSTOMER ample warning for threshold achievement, and INFO DIRECTIONS will be invoicing CUSTOMER to the terms of these schedules as volumes on the software increases. CUSTOMER will be required to pay the Threshold Upgrade Fee under net 30 terms at time of invoicing, unless other arrangements have been made to roll-up said fees into financing.

2.4  DISCONTINUANCE OF SOFTWARE SUPPORT:

CUSTOMER understands that INFO DIRECTIONS may cease supporting any release of the Software that has aged beyond two (2) releases of the most current version of the Software.



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PART 3

FEES AND PAYMENT TERMS
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3.0  SOFTWARE LICENSE FEE:

     Upon execution of this License, CUSTOMER shall pay to INFO
DIRECTIONS, in full, the software license fees set forth in Exhibit E, including but not limited to either the Ambassador Class Support or Presidential Class Annual Support Agreement.

3.1  START-UP COSTS:

CUSTOMER shall pay INFO DIRECTIONS for all Start Up Costs described in Exhibit D, plus travel and expenses. Start-Up Costs shall be payable within thirty-(30) days following the date of an invoice submitted by INFO DIRECTIONS to CUSTOMER.

3.2 FEE INVOICES:

Invoices for other services or products furnished by INFO DIRECTIONS to CUSTOMER will be rendered monthly. Disputed invoices must be issued in writing. All items of the invoice, not in dispute, should be paid in full under normal terms.

3.3 LATE PAYMENT:

     A service fee equal to one and one-half percent (1.50%) per month shall be due with respect to any payments not received by INFO DIRECTIONS within thirty-(30) days from the date of an invoice.

3.4 SERVICES BY INFO DIRECTIONS:

     INFO DIRECTIONS SHALL HAVE NO OBLIGATION TO PERFORM SERVICES HEREIN IF AT ANY TIME, THE CUSTOMER IS IN DEFAULT OF ANY PART OR PROVISION OF THIS LICENSE.

3.5  REFUNDS:

All Fees paid shall be non-refundable.

3.6  DISPUTED INVOICES:

Disputed invoices must be issued in writing. All items of the invoice, not in dispute, should be paid in full under normal terms.


PART 4

INSTALLATION AND TRAINING
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4.0 INSTALLATION

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INFO DIRECTIONS will install or cause to be installed on the CUSTOMER's computer system the Software and any Software Options described in Exhibit B and Exhibit C. CUSTOMER will be responsible for providing and maintaining hardware and software in compliance with the Minimum Approval for Use specifications set forth in Exhibit A.

4.1  ADAPTIVE ENGINEERING

When requested by CUSTOMER, INFO DIRECTIONS agrees to provide reasonable enhancements to the Software and Software Options pursuant to the terms of INFO DIRECTIONS' standard written Custom Software Development Agreement, as said agreement may be modified by the parties. CUSTOMER agrees to provide INFO DIRECTIONS with any and all information requested by INFO DIRECTIONS including but not limited to call record formats, tape formats, and any other necessary data or sample records to facilitate the enhancement. CUSTOMER shall pay INFO DIRECTIONS for Adaptive Engineering, computed at an hourly rate as described in Exhibit D, attached hereto, based on actual hours worked by INFO DIRECTIONS personnel, plus travel, meals, and other expenses. Fees for Adaptive Engineering shall be payable within thirty (30) days following the date of an invoice submitted by INFO DIRECTIONS to CUSTOMER. CUSTOMER must be not more than one release behind the current release of software to request Adaptive Engineering. Enhancements requiring more than an estimated 80 hours of engineering work will require a detailed functional specification and an advance payment equal to 50% of the estimate.

4.2  TRAINING

INFO DIRECTIONS shall provide all necessary instruction and training (the "Training") at the rates listed in Exhibit D to enable CUSTOMER to install, maintain and utilize the output of the Software and Software Options, if any. CUSTOMER agrees that all operations and administration of the Software and Software Options shall be performed by personnel: (a) qualified with Microsoft SQL and/or NT; and (b) trained in the installation, operation and maintenance of the Software and Software Options by INFO DIRECTIONS or by CUSTOMER personnel who have completed INFO DIRECTIONS "train-the-trainer" instruction. Fees for Training shall be payable within thirty-(30) days following the date of an invoice submitted by INFO DIRECTIONS to CUSTOMER. CUSTOMERs operating the Software with non-trained personnel are in violation of the license, and may be denied support.


PART 5

DUTIES AND COVENANTS OF CUSTOMER:
PROPRIETARY RIGHTS IN THE SOFTWARE
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5.0 EQUIPMENT AND SUPPLIES

At all times during the term of this License, and during any renewal thereof, CUSTOMER shall operate and maintain equipment and supplies (including hardware and software) necessary and appropriate to support the Software and any Software Options and to accommodate the volume of CUSTOMER's call records.

5.1  PROPRIETARY RIGHTS AND CONFIDENTIALITY

CUSTOMER acknowledges that all aspects of the Software, the Software Options, and any enhancements, modifications or updates thereto, including without limitation, all copyrights,

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   833 Phillips Road Victor, NY 14564 * 888.924.4110 * infodirections.com trademarks, software programs, manuals (training, operations, or otherwise), architectural/database design, documentation, related material, methods of processing and any derivative works thereof, and all information contained therein and related thereto, are the valuable, confidential and trade secret information of INFO DIRECTIONS, and are protected by civil and criminal law and the law of copyright. CUSTOMER agrees to treat all such software, documentation, related materials, derivative works and related information as confidential and not in any way permit disclosure to any person, firm, corporation, association, or other entity except to INFO DIRECTIONS and employees of CUSTOMER who are authorized to use and have a need to use the same in the performance of their employment and who have agreed in writing to be bound by the terms of this License. CUSTOMER's obligations of confidentiality and nondisclosure shall survive any cancellation or termination of this License. In the event of a breach or threatened breach of the provisions of this paragraph, by CUSTOMER or any third party deriving access to such information from, through or under CUSTOMER, INFO DIRECTIONS shall be entitled to an injunction restraining CUSTOMER or such third party from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting INFO DIRECTIONS from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the CUSTOMER or such third party.

5.2  INFO DIRECTIONS PROPERTY

All aspects of the Software, the Software Options and any enhancements, modifications and updates thereto, including without limitation, all copyrights, architectural/database design, trademarks, the software programs, manuals, materials, methods of processing, system documentation and any derivative works thereof, and all information contained therein and related thereto, are, and shall remain, the sole and exclusive property of INFO DIRECTIONS. Operating manuals, training aids, and any other materials provided by INFO DIRECTIONS to the Customer shall not be copied in any manner or in any medium without the prior consent of INFO DIRECTIONS. Upon expiration or termination of this License by reason of a breach by CUSTOMER or CUSTOMER's election not to renew the term of this License by purchasing an Ambassador Class Support or Presidential Class Annual Support Agreement, CUSTOMER shall remove the Software, any Software Options and any enhancements, modifications and updates thereto from the CUSTOMER's computer(s) and return the Software, manuals materials, documentation, training aids, and any other materials previously provided to CUSTOMER by INFO DIRECTIONS and any copies made by the CUSTOMER thereof.

5.3  TITLE OF ENHANCEMENTS

INFO DIRECTIONS shall have title to enhancements to the Software or Software Options prepared by INFO DIRECTIONS and furnished to the CUSTOMER, whether or not such enhancements are partially or fully paid for by CUSTOMER.

5.4  NO LIENS OR ENCUMBRANCES

     The CUSTOMER shall keep the Software and any Software Options free and clear of all claims, liens, or encumbrances except those of INFO DIRECTIONS, and any act of the CUSTOMER, voluntarily or involuntary, purporting to create a claim, lien or encumbrance on the Software or any Software Options shall be void.

5.5  SECURITY

     The Software and any Software Options, including operating manuals and documentation or materials provided by INFO DIRECTIONS, in any form, shall be kept in a secure place, under

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   833 Phillips Road Victor, NY 14564 * 888.924.4110 * infodirections.com access restrictions satisfactory to INFO DIRECTIONS and not less strict than those applied to the CUSTOMER's most valuable and sensitive information.

5.6  DUPLICATION OF THE SOFTWARE

Except as permitted in 1.0c, the CUSTOMER shall not copy, duplicate, reverse engineer, reverse compile, disassemble record or otherwise reproduce the Software and shall employ its reasonable efforts to prevent unauthorized copying or duplication of the Software, any Software Options or any materials (written or otherwise) related hereto.

5.7  ACCURACY

The CUSTOMER shall bear the entire responsibility for the completeness, accuracy, and timeliness of all information furnished to the software.

5.8  INJUNCTIVE RELIEF

The CUSTOMER acknowledges and agrees that INFO DIRECTIONS would suffer irreparable harm as a result of any breach of covenants contained in this License and agrees that in the event of any actual or threatened breach of any such covenant, in addition to any other right or remedy INFO DIRECTIONS may have, INFO DIRECTIONS shall be entitled to injunctive or other equitable relief obtained from a court with appropriate equity jurisdiction.


PART 6

LIABILITY; DISCLAIMER OR WARRANTY
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6.0  LIMITATION OF LIABILITY

CUSTOMER acknowledges and agrees that:

     a) By execution of this License, CUSTOMER agrees to accept the Software, any Software Options and any related software or similar products supplied hereunder in their present, as is, condition.

     b) INFO DIRECTIONS shall not be liable to CUSTOMER or any third party by reason of any claim, damage, suit or charge arising from or connected with: a) circumstances or conditions beyond INFO DIRECTIONS' control; b) problems due to failure of End-User to conform to INFO DIRECTIONS predefined site specifications; c) relocation of equipment or service associated with relocation; d) service associated with any unauthorized modifications, attachments or service; e) misuse;
          f) abuse; g) failure to follow INFO DIRECTIONS System documentation or other operating instructions; h) failure to use approved-for-use third party supplied items as previously defined by INFO DIRECTIONS; or I) acts of God (lightning, fires, flood, etc.)

     c) INFO DIRECTIONS WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY COMPENSATORY, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES RESULTING FROM THE LEASE, USE OR IMPROPER FUNCTIONING OF EQUIPMENT, AND SOFTWARE REGARDLESS OF THE CAUSE. Such damages for which INFO DIRECTIONS will not be responsible

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          include, but are not limited to, loss of revenue or profit, loss of business, loss of data, any other financial loss, downtime costs, loss of use of the equipment, cost of any substitute equipment, facilities or services or claims or third parties for such damages.

     d) THE LIMITATION OF LIABILITY WILL NOT APPLY TO CLAIMS FOR INJURY TO PERSONS OR MATERIAL DAMAGE TO PHYSICAL PROPERTY CAUSED BY THE SOLE NEGLIGENCE OF INFO DIRECTIONS OR BY PERSONS UNDER ITS DIRECTION OR CONTROL.


6.1  INFRINGEMENT

     a) In the event any of the Software or Software Options provided hereunder infringes any existing patent or copyright in the United State, INFO DIRECTIONS agrees to defend or settle any suit or proceeding, and pay to CUSTOMER any damages actually incurred which are awarded by a court of final jurisdiction, provided INFO DIRECTIONS is given prompt notice of all facts and circumstances necessary or desirable for a proper defense of same, and further provided that CUSTOMER cooperates fully with INFO DIRECTIONS in the defense of such claim. INFO DIRECTIONS shall not be responsible for any settlement made without INFO DIRECTIONS' written consent.

     b) In the event any of the Software or Software Options provided hereunder is, in INFO DIRECTIONS' opinion, likely to do or does become the subject of a claim of infringement or a copyright or patent, INFO DIRECTIONS may at its option and expense procure for CUSTOMER the right to continue using said Software or Software Options, as the case may be, or may at its option modify such Software or Software Options to make it non-infringing. If, in INFO DIRECTIONS' opinion, neither of the foregoing alternatives is reasonably available to INFO DIRECTIONS, then INFO DIRECTIONS may terminate this License, provided however, that if at the time of such termination the Software or Software Options is not the subject of a claim of copyright infringement, CUSTOMER may notify INFO DIRECTIONS in writing at the time of INFO DIRECTIONS' termination that CUSTOMER elects to continue using the Software or Software Options pending any legal action until such time as an injunction or other order has been issued by a court of competent jurisdiction terminating permitted use; it being understood that INFO DIRECTIONS may participate at its expense in the defense of any such action if such claim is against INFO DIRECTIONS.

     c) The foregoing states the full liability of INFO DIRECTIONS arising out of any claimed or actual infringement.

               INFO DIRECTIONS EXPRESSLY DISCLAIMS ANY AND ALL
          WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN, BY OPERATION OF LAW OR OTHERWISE), WITH RESPECT TO THE SOFTWARE, SOFTWARE OPTIONS AND ALL OTHER
          PRODUCTS OR SERVICES FURNISHED HEREUNDER OR IN CONNECTION HEREWITH INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE

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          (WHETHER OR NOT INFO DIRECTIONS KNOWS, HAS REASON TO KNOW, HAS
          BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH
          PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

6.2  USE OF QUARTERLY TAX PACKAGE

Without limiting the generality of the foregoing, CUSTOMER acknowledges and agrees that utilization of INFO DIRECTIONS' Quarterly Tax Package is provided to CUSTOMER at the CUSTOMER's option. INFO DIRECTIONS is not responsible for any consequential liability resulting from the use of these database tables, and makes no guarantees with regards to their application.


PART 7

EVENTS OF DEFAULT AND REMEDIES
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7.0  EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default under this License:

          (a)  NON-PAYMENT:   The CUSTOMER fails to pay any amount due
          hereunder within thirty (30) days after receipt of an invoice for said amount.

          (b)  PERFORMANCE:   The CUSTOMER fails to perform or observe
          any obligation, covenant, term, condition or provision of this License, and such breach is not remedied or cured by CUSTOMER within thirty (30) days after receipt of written notice thereof.

          (c)  INSOLVENCY:    The CUSTOMER becomes insolvent or generally
          fails to pay, or admits in writing its inability to pay, its debts as they mature; or applies for, consent to, or acquiesces in the appointment of a trustee, receiver or other custodian for the CUSTOMER or any property thereof; or, in the absence of such application, consent or acquiescence, if a trustee, receiver or other custodian is appointed for the CUSTOMER, or for a substantial part of the property of the CUSTOMER and is not discharged within thirty (30) days, or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law; or if any dissolution or liquidation proceeding is instituted by or against the CUSTOMER and, if instituted against the CUSTOMER, is consented to or acquiesced in by the CUSTOMER or remains undismissed for thirty
          (30) days; or if any warrant of attachment is issued against any substantial portion of the property of the CUSTOMER which is not released within thirty (30) days of service.

7.1  INFO DIRECTIONS' REMEDIES

At any time after the occurrence of an Event of Default, INFO DIRECTIONS may, at INFO DIRECTIONS' option, terminate this License by written notice to CUSTOMER, whereupon this License shall terminate on the date specified in INFO DIRECTIONS' Notice of Termination as if said date were the date specified herein for expiration of the term of this License. On and after the effective date of such termination, INFO DIRECTIONS shall have no further obligation to

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render technical support or service hereunder, and CUSTOMER shall remove the Software and any Software Options from the CUSTOMER's computer(s) and return the Software, manuals materials, documentation, training aids, and any other materials previously provided to CUSTOMER by INFO DIRECTIONS and any copies made by the CUSTOMER thereof. CUSTOMER agrees to certify to INFO DIRECTIONS in writing that all such materials have been returned to INFO DIRECTIONS. In addition to, or instead of, termination of the License, INFO DIRECTIONS may enforce payment by CUSTOMER under applicable covenants of this License and recover all damages for the breach thereof. In exercising these remedies, INFO DIRECTIONS will not be responsible for loss of revenue or profit, loss of business, loss of data, or any other financial loss, downtime costs, loss of use of the software, cost of any substitute software, facilities or services or claims of third parties for such damages.


PART 8

GENERAL
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8.0  CONTRACT CHANGES

This License with the INFO DIRECTIONS Annual Support Agreement represents the entire agreement "Agreement" between the parties, and may only be changed in writing executed by both parties hereto.

8.1 PRICING CHANGES

INFO DIRECTIONS reserves the right to change the prices for its products and services shown on Exhibits B, C and D upon sixty (60) days written notice to CUSTOMER.

8.2 APPLICABLE LAW; VENUE AND JURISDICTION

Any controversy or claim, including any claim of misrepresentation, arising out of, or related to, this Agreement or the breach thereof shall be settled by arbitration between authorized officers within each company. If additional arbitration is required, it shall be conducted by arbitrators under the then current rules of the American Arbitration Association, provided that the arbitrators shall be chosen form a panel of persons knowledgeable in the development and installation of electronic data processing systems. The laws of the State of New York will govern the Agreement. Any action brought by either party hereunder shall be venued in New York State Supreme Court, Monroe County, or in the United States District Court for the Western District of New York, and both parties consent to the jurisdiction of said courts.

8.3  SEVERABILITY

If any provision of this License is held invalid, void or unenforceable under any applicable statute or rule of law, it shall to that extent be deemed omitted, and the balance of this License shall be enforceable in accordance with its terms.

8.4  FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance of any part of this License to the extent such delay or failure is caused by strike, riots, war, governmental regulation, fire, flood, explosion, act of God, or other causes beyond its reasonable control; provided that due diligence is exercised to cure such cause and resume performance.

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8.5  ACKNOWLEDGMENT OF AGREEMENT

     The License and Support Agreement is the entire Agreement and is the complete engagement regarding this vendor/CUSTOMER relationship, and replaces any prior oral or written communications between each company. Once the Agreement signatures are received, (1) any reproduction of this License and/or the Annual Support Agreement made by reliable means, (e.g. photocopy or facsimile) is considered an original and (2) all Product and Service orders under the Agreement are subject to the terms hereof.

8.6  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8.7  COUNTERPARTS

This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which, taken as a whole, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and date first above written.

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AGREED TO: UNIVERSAL BROADBAND          AGREED TO: INFO DIRECTIONS, INC.
COMMUNICATIONS, INC.



BY: /s/ Mark Ellis                      BY: /s/ Donald J. Culeton
---------------------------------       ---------------------------------


NAME:  Mark Ellis                       NAME:   DONALD J. CULETON
---------------------------------       ---------------------------------

TITLE: CEO & President                  TITLE:   PRESIDENT AND GENERAL
                                                 MANAGER
---------------------------------       ---------------------------------

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